Exhibit 10.1

General Electric Company 2007 Long-Term Incentive Plan

SECTION 1.    PURPOSE

The purposes of this GE 2007 Long-Term Incentive Plan (the “Plan”) are to encourage selected Salaried Employees of General Electric Company (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2.    DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than three non-employee directors.

(f) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(g) “Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

(h) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(i) “1990 Plan” shall mean the Company’s 1990 Long-Term Incentive Plan.

(j) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(l) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(m) “Participant” shall mean a Salaried Employee designated to be granted an Award under the Plan.

(n) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(o) “Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(p) “Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(q) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r) “Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: sales, revenue, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(s) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(t) “Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(v) “Salaried Employee” shall mean any salaried employee of the Company or of any Affiliate.

(w) “Shares” shall mean the common shares of the Company, $0.06 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SECTION 3.    ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend, or waive such rules and guidelines;

(ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate. Actions of the Committee may be taken by:

(i) the Chairman of the Committee;

(ii) a subcommittee, designated by the Committee;

(iii) the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv) one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Salaried Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

SECTION 4.    SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i) The total number of shares of Common Stock reserved and available for delivery pursuant to Awards granted under the Plan shall be 500,000,000; of which no more than 250,000,000 may be available for Awards granted in any form provided for under the Plan other than Options or Stock Appreciation Rights. If any Shares covered by an Award granted under the Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 4(b), no more than 500,000,000 Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

   Except as otherwise provided herein, any Award made under the 1990 Plan before the expiration of the 1990 Plan shall continue to be subject to the terms and conditions of the 1990 Plan and the applicable Award Agreement.

(ii) ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B) Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 1990 Plan may only be counted once against the aggregate number of shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(C) Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

(iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) ADJUSTMENTS.

(i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A) the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a)(i) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(B) the number and type of Shares or other securities subject to outstanding Awards;

(C) the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(D) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E) other value determinations applicable to outstanding awards.

   PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto; and PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

SECTION 5.    ELIGIBILITY

Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

SECTION 6.    AWARDS

(a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant.

(iii) TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee

(i) GRANT PRICE. Shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii) TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii) TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(iii) REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is.

(g) GENERAL.

(i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv) LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) PER-PERSON LIMITATION ON OPTIONS AND SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any three-year period to an individual Participant shall not exceed 9,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vi) PER-PERSON LIMITATION ON CERTAIN AWARDS. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any three-year period to an individual Participant shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vii) CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii) SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.    AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation, or stock exchange, and; PROVIDED, FURTHER, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareowners of the Company that would:

(i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii) except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8.    GENERAL PROVISIONS

(a) NO RIGHTS TO AWARDS. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

(c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law without regard to conflict of law.

(f) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) INDEMNIFICATION. Subject to requirements of New York State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(l) NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code or French qualified stock options) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(m) AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(n) COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

   The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 9.    EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the shareowners of the Company.

SECTION 10.    TERM OF THE PLAN

No Award shall be granted under the Plan after the date of the Annual Meeting of the Company in 2017. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.